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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of ASI Solutions Incorporated on Forms S-8 (Nos. 333-36513, 333-36511 and 333-36509) of our report dated May 20, 1999 on our audits of the consolidated financial statements of ASI Solutions, Incorporated as of March 31, 1999 and 1998 and for the years ended March 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.



                                             PricewaterhouseCoopers LLP


New York, New York
May 20, 1999